UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2016, Hercules Capital, Inc. (the “Company”) entered into an amended and restated indemnification agreement (the “Indemnification Agreement”) with each of its current directors and executive officers. The Indemnification Agreement requires the Company to indemnify those individuals, subject to certain exceptions, to the fullest extent permitted by applicable law against certain expenses incurred by such individuals in the performance of their duties as directors or executive officers of the Company, in any other fiduciary capacity in which such individuals serve the Company, and in respect of their service at the Company’s request in such capacities with other enterprises or entities.

The Indemnification Agreement supersedes certain indemnification agreements previously entered into by the Company with its current directors and executive officers, as applicable.

The foregoing description of the Indemnification Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Amended and Restated Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

July 22, 2016	By:	/s/ Melanie Grace
Melanie Grace General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Form of Amended and Restated Indemnification Agreement.